UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

(952) 930-6000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 10, 2005, American Medical Systems Holdings, Inc. (the “Company”) issued a press release announcing preliminary sales results for its fourth quarter and full year of fiscal year 2004. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated January 10, 2005 announcing the Company’s preliminary sales.

The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On January 10, 2005, the Company announced that its Board of Directors authorized a two-for-one stock split of the Company’s common stock in the form of a 100% stock dividend. The stock split is subject to shareholder approval of an increase in the number of authorized shares of common stock from 75 million to 200 million. The Company plans to hold a special meeting of shareholders on March 3, 2005 to approve the increase. If the shareholders approve the increase, all shareholders of record on March 14, 2005 will receive one additional share for each share then held. Distribution of shares is scheduled to be made on or about March 21, 2005 . A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 10, 2005 (included herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: January 10, 2005	By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 10, 2005 (included herewith).